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                                                                   Exhibit 10.8

THIS SECURED CONVERTIBLE DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933), AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR UPON RECEIPT OF AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE ACTING COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                          SECURED CONVERTIBLE DEBENTURE

$1,500,000                                                     February 15, 2000
                                                           Palo Alto, California

         FOR VALUE RECEIVED, HEURISTIC PHYSICS LABORATORIES, INC., a California corporation (the "COMPANY"), unconditionally and without set-off or counterclaim promises to pay to APPLIED MATERIALS, INC. (the "HOLDER"), or its assigns, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000), together with interest from the date of this Secured Convertible Debenture (this "DEBENTURE") on the unpaid principal balance at a rate equal to eight percent (8.0%) per annum, computed on the basis of the actual number of days elapsed and a year of 360 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder. shall be due and payable on the "MATURITY DATE" which date shall be the earlier of (i) February 15, 2005, or (ii) when such amounts are declared due and payable by the Holder or made automatically due and payable upon or after the occurrence of an Event of Default (as defined below). The Company agrees it shall use the proceeds of the purchase of this Debenture for working capital purposes only.

1. DEFINITIONS. As used in this Debenture. the following capitalized terms have the following meanings:

         1.1 "AFFILIATE" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive

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officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

         1.2 "CAPITAL LEASE" means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         1.3 "CAPITAL LEASE OBLIGATION" means. with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         1.4 "CERTIFICATE" shall mean the Articles of Incorporation of the Company as in effect as of the Initial Closing.

         1.5 "CHANGE OF CONTROL" means the occurrence after the date hereof of
(a) any Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, or entering into a contract or arrangement which, upon consummation, will result in their acquisition or control, of or over Equity Securities of the Company representing thirty percent (30%) or more of the combined voting power of all Equity Securities of the Company entitled to vote in the election of directors; (b) during any twenty-four month (24) period, individuals who were directors of the Company on the first day of such period shall, together with such directors as are approved by the directors who were directors at the beginning of such period, cease to constitute a majority of the board of directors of the Company; or (c) the sale of all or substantially all of the assets.

         1.6 "COMMON STOCK " means the common stock of the Company.

         1.7 "THE COMPANY" includes the corporation initially executing this Debenture and any Person which shall succeed to or assume the obligations of the Company under this Debenture.

         1.8 "EQUITY SECURITIES" of any Person shall mean (a) all common stock, preferred stock, participations, shares, or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

         1.9 "EVENT OF DEFAULT" has the meaning given in Section 6 hereof.

         1.10 "FINANCIAL STATEMENTS" shall mean, with respect to any accounting period for any Person, statements of operations, retained earnings and cash flows of such Person for such period, and balance sheets of such Person as of the end of such period, setting

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forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all prepared in reasonable detail and in accordance with generally accepted accounting principles. Unless otherwise indicated, each reference to Financial Statements of any Person shall be deemed to refer to Financial Statements prepared on a consolidated basis.

         1.11 "FUNDAMENTAL CHANGE" means with respect to the Company (a) a merger or consolidation, direct or indirect, whether by operation of law or otherwise, (b) any liquidation, winding up or dissolution, or (c) any sale of all or substantially all of the assets of the Company.

         1.12 "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         1.13 "HOLDER" shall mean the Person specified in the introductory paragraph of this Debenture or any Person who shall at the time be the holder of this Debenture.

         1.14 "INDEBTEDNESS" shall mean and include the aggregate amount of, without duplication: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations to pay the deferred purchase price of property or services (other than accounts payable and current liabilities incurred in the ordinary course of business determined in accordance with generally accepted accounting principals); (d) all obligations with respect to capital leases; (e) all guaranty obligations; (f) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; or (g) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

         1.15 "INTELLECTUAL PROPERTY" shall mean all of the Company's right, title and interest in and to patents, patent rights (and applications therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by the Company.

         1.16 "LIEN" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing and the filing of any financing statement or

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similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

         1.17 "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on:
(a) the business, assets, operations, or financial condition of the Company; or
(b) the ability of the Company to repay the Indebtedness under this Debenture or any of the other Transaction Documents.

         1.18 "OBLIGATIONS" shall mean and include all loans, advances, debts, liabilities and obligations, however arising, owed by the Company to the Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Debenture or any of the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title II of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

         1.19 "PERMITTED LIENS" shall mean and include:

                  (a) liens and security interests existing as of this date and disclosed in the Schedule attached hereto and incorporated herein by this reference;

                  (b) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

                  (c) liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties, provided that the payment thereof is not yet required;

                  (d) liens incurred or deposits made in the ordinary course of the Company's business in connection with worker's compensation, unemployment insurance, social security and other like laws;

                  (e) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

                  (f) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the ordinary conduct of the Company's business;

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                  (g) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (h) liens which constitute rights of set-off of a customary nature; and

                  (i) any interest or title of a lessor in equipment subject to any capitalized lease otherwise permitted hereunder.

         1.20 "PERSON" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

         1.21 "SECURITY AGREEMENT" shall mean that certain Security Agreement dated the date hereof, by and between the Company and Holder.

         1.22 "SUBSIDIARY" shall mean: (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by Company; (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by Company; or (c) any other entity included in the financial statements of Company on a consolidated basis.

         1.23 "TRANSACTION DOCUMENTS" shall mean (a) this Debenture; (b) the Security Agreement; and (c) amendments, exhibits, and schedules to the foregoing.

2.       INTEREST AND PLACE OF PAYMENT.

         Interest on the outstanding principal balance on this Debenture shall be payable in arrears not later than the first Business Day of each calendar year for the preceding calendar year from the date hereof through the Maturity Date. All amounts payable hereunder shall be payable at the any address designated by the Holder.

3.       PREPAYMENT.

         3.1 PREPAYMENT. No prepayment of this Debenture in whole or in part is permitted except that, at the option of the Holder, the Company shall repay, in whole or in part, this Debenture, upon the occurrence of any of the following:
(a) a Change of Control, (b) a Fundamental Change, (c) the date on which the Company secures equity investments in one or more closings after the date hereof equal to or greater than $5,000,000 in the aggregate, (d) the date on which the Company secures debt financing equal to or greater than $5,000,000, or (e) joint venture, liquidation or similar transaction of the Company that affects a material portion of the assets, business lines of the

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Company or the ability of the Company to continue as a viable business (each a
"MANDATORY PREPAYMENT EVENT").

         3.2 NOTICE.

                  (a) In the event that any Mandatory Prepayment Event shall occur or the Company shall have knowledge of any proposed Mandatory Prepayment Event, the Company will give written notice (the "COMPANY NOTICE") of such fact in the manner provided in Section 3.2(a) hereof to the Holder. The Company Notice shall be delivered promptly upon receipt of such knowledge by the Company and in any event no later than ten (10) Business Days following the occurrence of any Mandatory Prepayment Event. The Company Notice shall (i) describe the facts and circumstances of such Mandatory Prepayment Event in reasonable detail,
(ii) make reference to this Section 3.2(a) and the right of the Holder to require prepayment, in whole or in part, of the Debenture on the terms and conditions provided for in this Section 3.2(a), (111) offer in writing to prepay the outstanding Debenture, together with accrued interest to the date of prepayment, and (iv) specify a date for such prepayment (the "MANDATORY PREPAYMENT EVENT PREPAYMENT DATE"), which Mandatory Prepayment Event Prepayment Date shall be not more than 90 days nor less than 30 days following the date of such the Company Notice. The Holder shall have the right to accept such offer and require prepayment of the Debenture by written notice to the Company (a "DEBENTURE HOLDER NOTICE") given not later than 20 days after receipt of the Company Notice. The Company shall on the Mandatory Prepayment Event Prepayment Date prepay the Debenture if the Holder has so accepted such offer of prepayment. The prepayment price of the Debenture payable upon the occurrence of any Mandatory Prepayment Event shall be an amount equal to the outstanding principal amount of the Debenture and accrued interest thereon to the date of such prepayment.

                  (b) Without limiting the foregoing, notwithstanding any failure on the part of the Company to give the Company Notice herein required as a result of the occurrence of a Mandatory Prepayment Event, the Holder shall have the right on the occurrence of a Mandatory Prepayment Event, by delivery of written notice to the Company, to require the Company to prepay, in whole or in part, the Debenture together with accrued interest thereon to the date of prepayment. Notice of any required prepayment pursuant to this Section 3.2(b) shall be delivered by the Holder, if it did not receive such Company Notice, to the Company, after the Holder has actual knowledge of such Mandatory Prepayment Event. On the date designated in the Holder's notice (which shall be not more than 90 days nor less than 30 days following the date of the Holder's notice), the Company shall prepay the Debenture, together with accrued interest thereon to the date of prepayment.

         3.3 MATURITY; SURRENDER, ETC. In the case of complete prepayment of the Debenture pursuant to this Section 3, the principal amount of the Debenture to be prepaid

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shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fall to pay such principal amount when so due and payable, together with the interest, interest on such principal amount shall cease to accrue. Once the Debenture is prepaid in full it shall be surrendered to the Company and cancelled and shall not be reissued, and no Debenture shall be issued in lieu of any prepaid principal amount of the Debenture.

         3.4 AFFILIATES. The Company will not and will not permit any affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, the outstanding Debenture except upon the payment or prepayment of the Debenture in accordance with the terms of this Debenture.

4.       AFFIRMATIVE COVENANTS.

         While any amount is outstanding under this Debenture, the Company covenants that it will do the following:

         4.1 COMPLIANCE AND MAINTENANCE OF CORPORATE EXISTENCE. Maintain its corporate existence and observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets, and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business.

         4.2 PROPERTY MAINTENANCE AND INSURANCE. Maintain its properties in good repair, working order and condition as required for the normal conduct of its business and shall at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts and on such terms as are customary in businesses similar to the Company's. The Company shall furnish to the Holder certificates or other evidence satisfactory to the Holder of compliance with the foregoing insurance provisions.

         4.3 TAX. The Company shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or its properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles if no Lien shall have been filed to secure such tax, assessment or charge.

         4.4 MAINTENANCE OF BOOKS AND RECORDS. The Company shall keep adequate books and records of account, in which true and complete entries will be made reflecting

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all of its business and financial transactions, and such entries will be made in accordance with generally accepted accounting principles consistently applied and applicable law. The Holder shall have the right from time to time hereafter to audit the Company's books and records of account at the Company's sole expense; provided. that such audits shall be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

         4.5 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. The Company shall deliver to the Holder: (a) as soon as available, but in any event within ninety
(90) days after the end of each quarter. a company prepared consolidated balance sheet and income statement covering the Company's consolidated operations during such period, in a form and certified by an officer of the Company reasonably acceptable to the Holder; (b) as soon as available, but in any event within one hundred and twenty (120) days after the end of the Company's fiscal year, consolidated financial statements of the Company prepared in accordance with GAAP, consistently applied, which financial statements may be Company-prepared, provided that if any financial statements are prepared by an independent certified public accounting firm, then the Holder shall be provided with a copy of such financial statements; (c) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against the Company or any Subsidiary that could result in damages or costs to the Company or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (d) prompt notice of any material change in the composition of the Intellectual Property, including, but not limited to, any subsequent ownership right of the Company in or to any copyright, patent or trademark not specified in any intellectual property security agreement between the Company and the Holder or knowledge of an event that materially adversely effects the value of the Intellectual Property; and (e) such budgets, sales projections, operating plans or other financial information as the Holder may reasonably request from time to time.

         4.6 BOARD OF DIRECTORS. The Company shall allow the Holder to appoint one observer to the Company's Board of Directors.

         4.7 NO IMPAIRMENT. The Company will not, by amendment of its Certificate or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company.

         4.8 FURTHER ASSURANCE. At any time and from time to time the Company shall execute and deliver such further instruments and take such further action as may reasonably be requested by the Holder to effect the purposes of this Debenture.

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5.       NEGATIVE COVENANTS.

         From the date hereof until all Obligations to the Holder are paid or converted pursuant to their terms, without the prior written consent of the Holder, neither the Company nor any of its Subsidiaries shall do the following:

         5.1 INDEBTEDNESS. Create, incur, assume or permit to exist any Indebtedness except

                  (a) trade credit in the ordinary course of business; and

                  (b) Indebtedness related to any Permitted Liens.

         5.2 LIENS. Create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens.

         5.3 DIVIDENDS, REDEMPTIONS, ETC. Do any of the following in any fiscal year: (a) pay dividends or make any distributions on its Equity Securities; (b) purchase, redeem, retire, decease or otherwise acquire for value any of its Equity Securities; (c) return any capital to any holder of its Equity Securities; (d) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities; or (e) set apart any sum for any such purpose; PROVIDED, HOWEVER, that any Subsidiary may pay cash dividends to the Company.

         5.4 CHANGE OF CONTROL; FUNDAMENTAL CHANGE. Permit to exist a Change of Control or Fundamental Change.

         5.5 INDEBTEDNESS. (i) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due or permitted to be prepaid under this Debenture) or lease obligations, (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (iii) except as disclosed on
SCHEDULE 5.5 attached hereto and approved by Lender in its sole discretion, repay any notes to officers, directors or shareholders.

         5.6 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of the Company (other than any Subsidiary) except for transactions that are in the ordinary course of the Company's business, upon fair and reasonable terms that are no less favorable to the Company than would be obtained in an arm's length transaction with a nonaffiliated Person.

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         5.7 TRANSACTIONS OUTSIDE THE ORDINARY COURSE OF BUSINESS. Directly or
indirectly enter into or permit to exist any material transaction outside the ordinary course of business or inconsistent with past practices.

         5.8 ERISA. Permit any retirement plan maintained by it to: (a) engage in any "prohibited transaction", (b) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (c) terminate any retirement plan in a manner that could result in the imposition of a Lien or encumbrance on the assets of the Company or any of its Subsidiaries pursuant to
Section 4068 of ERISA.

         5.9 COMMON STOCK. Alter any of the rights, preferences or privileges of the Common Stock as set forth as of the date of this Debenture in the Certificate.

6.       EVENTS OF DEFAULT.

         The occurrence and continuation of any of the following shall constitute an "EVENT OF DEFAULT" under this Debenture and the other Transaction
Documents:

         6.1 FAILURE TO PAY. The Company shall fail to pay (a) any principal payment within fifteen (15) days after written notice of the due date, or (b) any interest or other payment required under the terms of this Debenture or any other Transaction Document within five (5) days of the due date; or

         6.2 BREACHES OF CERTAIN COVENANTS. The Company or any of its Subsidiaries shall fall to observe or perform any covenant, obligation, condition or agreement set forth in SECTIONS 4 or 5 of this Debenture; or

         6.3 BREACHES OF OTHER COVENANTS. The Company or any of its Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Debenture or the other Transaction Documents (other than those specified in SECTIONS 6.1 and 6.2) and (a) such failure shall continue for thirty (30) days following the Company's failure to perform, or (b) if such failure is not curable within such thirty (30) day period, but is reasonably capable of cure within sixty (60) days, either (i) such failure shall continue for sixty (60) days or (ii) the Company or its Subsidiary shall not have commenced a cure in a manner reasonably satisfactory to the Holder within the initial thirty (30) day period; or

         6.4 REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by the Company to the Holder in writing signed by an officer of the Company in connection with this Debenture or any of the other Transaction Documents, or as an inducement to the Holder to enter into this Debenture and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

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         6.5 OTHER PAYMENT OBLIGATIONS. The Company or any of its Subsidiaries
shall (a)(i) fall to make any payment when due under the terms of any bond, debenture, note or other evidence of Indebtedness to be paid by such Person (excluding this Debenture and the other Transaction Documents but including any other evidence of Indebtedness of the Company or any of its Subsidiaries to the Holder) and such failure shall continue beyond any grace period provided with respect thereto, or (ii) default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of Indebtedness, and (b) the effect of such failure or default is to cause the holder or holders thereof to cause, Indebtedness in an aggregate amount of Fifty Thousand Dollars ($50,000) or more to become due prior to its stated date of maturity; or

         6.6 VOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. The Company or any of its Subsidiaries shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (b) be unable, or admit in writing its inability, to pay its debts generally as they mature, (c) make a general assignment for the benefit of its or any of its creditors, (d) be dissolved or liquidated in full or in pan, (e) become insolvent (as such term may be defined or interpreted under any applicable statute), (f) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (g) take any action for the purpose of effecting any of the foregoing; or

         6.7 INVOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

         6.8 JUDGMENTS. A final judgment or order for the payment of money in excess of Fifty Thousand Dollars ($50,000) (exclusive of amounts covered by insurance issued by an insurer not an affiliate of the Company) shall be rendered against the Company or any of its Subsidiaries and the same shall remain unpaid for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its Subsidiaries and such

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judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy.

7.       RIGHTS OF THE HOLDER UPON DEFAULT.

         Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in SECTIONS 6.6 and 6.7) and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company. declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in SECTIONS 6.6 and 6.7, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

8.       CONVERSION.

         8.1 CONVERSION BY THE HOLDER. At any time prior to the Maturity Date, the Holder shall have the right, at the Holder's option, to convert this Debenture in accordance with the terms hereof, in whole or in part, into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock into which this Debenture may be convened shall be determined by dividing the aggregate amount of this Debenture to be converted by the Conversion Price (as defined below) in effect at the time of such conversion. The initial "CONVERSION PRICE" shall be equal to $1.67 per share, which amount is based on a post-money valuation of Twenty-Five Million Dollars ($25,000,000); PROVIDED, HOWEVER, that, subject to SECTION 9.3, effective as of June 30, 2000, the Conversion Price shall be adjusted based upon the Adjusted Post-Money Valuation (defined below), using the same methodology that was used to calculate the initial Conversion Price as set forth in EXHIBIT A hereto. Effective as of June 30, 2000, the post-money valuation shall be increased by an amount equal to two
(2) MULTIPLIED BY the amount of bookings recorded by the Company from the date hereof through June 30. 2000, which increased post-money valuation shall in no event exceed Forty Million Dollars ($40,000,000). The Conversion Price shall be subject to adjustment from time to time pursuant to SECTION 9 hereof.

         8.2 CONVERSION PROCEDURE.

                  (a) CONVERSION PURSUANT TO SECTION 8.1. Before the Holder shall be entitled to convert this Debenture into shares of Common Stock, it shall surrender this Debenture, duly endorsed, at the office of the Company and shall give written notice, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to SECTION 8.1, and shall state therein the amount of the unpaid principal amount of this Debenture to be converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter (but in any event within ten (10) days thereafter), issue and deliver to the Holder of this Debenture a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled upon conversion (bearing such legends as are required by applicable state and federal securities laws), together with a replacement Debenture (if any principal amount is not converted) and any other securities and property to which the Holder is entitled upon such conversion under the terms of this Debenture. including a check payable to the Holder for any cash amounts payable as described in SECTION 8.3. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Debenture, and the Person or Persons entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  (b) FRACTIONAL SHARES; INTEREST; EFFECT OF CONVERSION. No fractional shares shall be issued upon conversion of this Debenture. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Debenture, the Company shall pay to the Holder an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence. In addition, the Company shall pay to the Holder any interest accrued on the amount converted and on the amount to be paid by the Company pursuant to the previous sentence.

9.       CONVERSION PRICE ADJUSTMENTS.

         9.1 ADJUSTMENTS FOR STOCK SPLITS AND SUBDIVISIONS. In the event the Company at any time or from time to time after the date of issuance hereof fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "COMMON STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Debenture shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Debenture shall be increased in proportion to such increase of outstanding shares.

         9.2 ADJUSTMENTS FOR REVERSE STOCK SPLITS. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock then following the record date of such combination, the Conversion Price for this Debenture shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

         9.3 ADJUSTMENTS FOR DILUTING ISSUANCES. In the event the Company shall issue any Equity Securities (other than the issuance of stock options and the related underlying shares to employees in the ordinary course of business) at a per share price (on a Common Stock equivalent basis) less than the Conversion Price in effect immediately prior to such issuance, the Conversion Price shall be reduced to the per share price (on a Common Stock equivalent basis) pid f at or such Equity Securities.

         9.4 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock issuable upon the conversion of this Debenture is changed upon the approval of a majority of the holders of Common stock (on an as-if-converted basis) into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, or otherwise (other than a subdivision or combination of shares of stock dividend of a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this subsection), then, and in any such event, the Holder shall have the right thereafter to convert this Debenture into the kind and amount of stock and other securities and properly receivable upon such reorganization, reclassification, or other change by holders of the number of shares of Common Stock into which this Debenture would have been converted immediately prior to such reorganization, reclassification, or change.

         9.5 NOTICES OF RECORD DATE, ETC. In the event of:

                  (a) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                  (b) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or

                  (c) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company (including any deemed liquidation pursuant to the Certificate), the Company will mail to the Holder of this Debenture at least twenty (20) days prior to the earliest date specified above, a notice specifying
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

         9.6 RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Debenture into such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Debenture; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Debenture, without limitation of such other remedies as shall be available to the holder of this Debenture, the Company will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

10.      SUCCESSORS AND ASSIGNS.

         Neither this Debenture nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by the Company without the prior written consent of the Holder. Subject to the foregoing, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

11.      WAIVER AND AMENDMENT.

         Any provision of this Debenture may be amended, waived or modified upon the written consent of the Company and the Holder.

12.      NOTICES.

         Every notice, request, demand or direction (each, for the purposes of this section, a "notice") to be given pursuant to this Debenture by either the Company or the Holder to the other will be in writing and will be delivered as follows:

         To the Holder at:

                           Applied Materials, Inc.
                           2881 Scott Boulevard,
                           MJS 2064
                           Santa Clara, CA 95050
                           Tel. No.: (408) 748-5420
                           Fax No.: (408) 563-4635
                           Attention: Mr. Joseph Sweeney, Vice President Legal Affairs and Intellectual Property

         with a copy to:

                           Applied Materials, Inc.
                           2861 Scott Boulevard,
                           M/S 1954 Santa Clam CA 95050
                           Tel. No-: (408) 235-4442
                           Fax No.: (408) 986-7260
                           Attention: Alexander Meyer, Managing Director

         and with a copy to:

                           Cooley Godward LLP
                           30000 El Camino Real
                           5 Palo Alto Square
                           Palo Alto, CA 94306
                           Tel. No.: (650) 843-5000
                           Fax No.:  (650) 857-0663
                           Attention:  Keith Flaurn

         To the Company at:

                           Heuristic Physics Laboratories, Inc.
                           2033 Gateway Place
                           San Jose, California 95110
                           Tel. No.: (408) 501 9235
                           Fax No.:  (408) 501 9240
                           Attention:  David Lepejian, President
         or to such other address as is specified by the particular party by notice to the other.

         Every notice shall be given by personal delivery, by electronic facsimile communication or by registered or certified mail. A notice shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours, otherwise on the next business day following delivery, (ii) if by electronic facsimile communication on the date of delivery if delivered during normal business hours, otherwise on the next business day following receipt of the communication, and (iii) if by registered or certified mail, on the next business day after actual receipt.

13.      PAYMENT.

         Payment shall be made in lawful tender of the United States.

14.      USURY.

         Anything in this Debenture to the contrary notwithstanding, the Company shall never be required to pay interest on this Debenture at a rate in excess of the Highest Lawful Rate (as hereinafter defined), and if the effective rate of interest which would otherwise be payable under this Debenture would exceed the Highest Lawful Rate, or if the maturity of this Debenture is accelerated for an reason before the Maturity Date or if the Holder shall otherwise receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Debenture to a rate in excess of the Highest Lawful Rate, or in the event of conversion of this Debenture prior to the Maturity Date, then (a) the amount of interest which would otherwise be payable under this Debenture shall be reduced to the maximum amount allowed under applicable law, and (b) any interest paid by the Company in excess of the Highest Lawful Rate shall be credited to the principal of this Debenture. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged, or received by the Holder under this Debenture that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate, shall be made to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating, and spreading in equal parts during the period of the full stated term of this Debenture all interest at any time contracted for, charged or received by the Holder in connection herewith. The "HIGHEST LAWFUL RATE" shall mean the maximum rate of interest which the Holder is permitted by applicable law to contract for, charge, or receive and as to which the Company could not successfully assert a claim or defense of usury.

15.      EXPENSES.

         The Company shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses incurred by the Holder with respect to the enforcement or attempted enforcement of any of the obligations of the Company to the Holder under the Transaction Documents or in preserving any of the Holder's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Transaction Documents or the obligations thereunder or any bankruptcy or similar proceeding involving the Company or any of its Subsidiaries).

16.      REPLACEMENT DEBENTURE.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Debenture and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Debenture executed in the same manner as the Debenture being replaced, in the same principal amount as the unpaid principal amount of the Debenture and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Debenture.

17.      GOVERNING LAW; INTERPRETATION.

         This Debenture and all actions arising out of or in connection with this Debenture shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions of the State of California or of any other state. If any provision of this Debenture is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Debenture shall remain in full force and effect.

18.      WAIVER, REPRESENTATION.

         Presentment for payment, demand, notice of dishonor, protest, notice of protest, and stay of execution in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Debenture are hereby waived by the Company and its successors and assigns. Neither extension nor indulgence granted from time to time shall be construed as a novation of this Debenture or as a reinstatement of the indebtedness evidenced hereby or as a waiver of the rights of the Holder herein. The liability of the Company shall be unconditional, without regard to the liability of any other party, and shall not be in any manner affected by any forbearance, partial action or delay on the part of the Holder in regard to the exercise of any right. power or remedy under this Debenture.

19.      PRESS RELEASES.

         Neither party shall, without the prior written approval of the other party, issue any press release, advertising, publicity or public statement or in any way engage in any other form of public disclosure that indicates the existence of or terms of this Debenture or the relationship of the party or that implies any endorsement by either party of the other's products or services; provided, that a party may disclose the terms and existence of the Debenture if required to do so by applicable law based upon advice of legal counsel reasonably concurred with by the non-disclosing party's legal counsel. Any requests for approval under this section must be made in writing and submitted for prior review and authorization to the attention of the parties identified in
SECTION 12.

20.      SECTION, HEADINGS.

         The headings of Sections shall not be taken into account in interpreting the terms of this Debenture.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be issued as of the date first written above.

                                     HEURISTIC PHYSICS
                                     LABORATORIES, INC.,
                                     a California corporation

                                     By: /s/ DAVID Y. LEPEJIAN
                                         ---------------------------------------
                                     Name: David Y. Lepejian
                                           -------------------------------------
                                     Title: President
                                            ------------------------------------

                                     ADDRESS:

                                     2033 Gateway Place
                                     San Jose, California 95110

                                  SCHEDULE 5.5

                                 (SEE ATTACHED)

                              EXISTING INDEBTEDNESS

         1. Promissory Note to pay Dr. Wilmer R. Bottoms, Jr. on or prior to June 15, 2002 the principal sum of Two Hundred Thousand Dollars ($200,000).

         2. Promissory Note to pay Dr. Wilmer R. Bottoms, Jr. on or prior to June 15, 2000 the principal sum of One Hundred Twenty Thousand Dollars (S120,000).

         3. Straight Note to pay John Caywood on or prior to July 12, 1999 the principal sum of Twenty Five Thousand Dollars ($25,000).

         4. Loan from Bank of America dated June 25, 1999 for an amount of One Hundred Thousand Dollars ($100,000).

         5. Loan from Adam Kablanian dated June 11, 1999 for an amount of One Hundred Fifty Thousand Dollars ($150,000).

         6. Company owes to Alan B. Helffrich, Y. David Lepejian and Larry Kraus employee-shareholders back-pay in the amounts of One Hundred Thirty Thousand One and 25/100 Dollars ($130,001.25), One Hundred Seventy Eight Thousand Five Hundred Fifty Nine and 81/100 Dollars ($178,559.81) and Ninety Nine Thousand Two Hundred Six and 66/100 Dollars ($99,206.66), respectively.

                                    EXHIBIT A

                   CALCULATION OF THE INITIAL CONVERSION PRICE

Total number of shares of capital stock currently outstanding = 11,417,760

Total number of stock options, warrants, & convertible securities currently outstanding = 3,565,412

Post money valuation = $25,000,000

Calculation of the Initial Conversion Price

                             25,000,000
                      ------------------------  = $ 1.671 share
                      (11,417,760 + 3,565,412)


                                       22